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                                                                       EXHIBIT 5


                         JONES, DAY, REAVIS & POGUE
                          3500 One Peachtree Center
                         303 Peachtree Street, N.E.
                         Atlanta, Georgia 30308-3242
                               (404) 521-3939



                                August 6, 1997


Nextel Communications, Inc.
1505 Farm Credit Drive
McLean, Virginia  22102

Gentlemen:

                 We have acted as counsel to Nextel Communications, Inc., a Delaware corporation (the "Company"), in connection with the registration of 9,221,523 shares of Common Stock, $.001 par value per share, of the Company (the "Shares"), to be issued by the Company pursuant to a Registration Statement on Form S-4 (Registration No. 333-26369) (the "Registration Statement"), filed with the Securities and Exchange Commission.

                 We have examined originals or certified or photostatic copies of such records of the Company, certificates of officers of the Company, and public officials and such other documents as we have deemed relevant or necessary as the basis of the opinion set forth below in this letter. In such examination, we have assumed the genuineness of all signatures, the conformity to original documents submitted as certified or photostatic copies, and the authenticity of originals of such latter documents. Based on the foregoing, we are of the following opinion:

                     The Shares have been duly authorized and, when issued by the Company as contemplated in the Proxy
                     Statement/Prospectus, will be validly issued, fully paid and nonassessable.

                 We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and the reference to this Firm under the heading "Certain Legal Matters" in the Proxy Statement/Prospectus constituting part of the Registration Statement.

                                        Sincerely,

                                        /s/ JONES, DAY, REAVIS & POGUE
                                        -----------------------------
                                        Jones, Day, Reavis & Pogue